Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:Watson Pharmaceuticals, Inc. Patty Eisenhaur

(951) 493-5611

Andrx Corporation
Allison Tomek
(954) 382-7696

WATSON PHARMACEUTICALS and ANDRX CORPORATION RECEIVE FTC SECOND REQUEST

CORONA, CA and FORT LAUDERDALE, FL, May 3, 2006 -— Watson Pharmaceuticals, Inc. (NYSE:WPI) and Andrx Corporation (Nasdaq:ADRX) today announced that they have each received a request for additional information from the Federal Trade Commission (“FTC”) in connection with Watson’s pending acquisition of Andrx.

The companies intend to respond promptly to the information request, which was issued under notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”).

The effect of the second request is to extend the waiting period imposed by the HSR Act until 30 days after Watson and Andrx have substantially complied with the request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC.

About Watson

Watson Pharmaceuticals, Inc., headquartered in Corona, CA, is a leading specialty pharmaceutical company that develops, manufactures, markets and distributes branded and generic pharmaceutical products. Watson pursues a growth strategy combining internal product development, strategic alliances and collaborations and synergistic acquisitions of products and businesses.

About Andrx Corporation

Andrx is a pharmaceutical company that:

•	develops and commercializes generic versions of primarily controlled-release pharmaceutical products as well as oral contraceptives, and selective immediate-release products;

•	distributes pharmaceutical products, primarily generics, which have been commercialized by others, as well as our own, primarily to independent and chain pharmacies and physicians’ offices; and

•	develops and manufactures pharmaceutical products for other pharmaceutical companies, including combination products and controlled-release formulations.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Watson and Andrx expect, believe or anticipate will or may occur in the future are forward-looking statements, including the expected benefits of the merger of the two companies, the financial performance of the combined company and the timing of certain events. These statements are based on certain assumptions made by Watson and Andrx based on their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Watson and Andrx. Any such projections or statements include the current views of Watson and Andrx with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such results will be achieved. There are a number of important factors that could cause actual results to differ materially from those projected, including the receipt of required regulatory approvals for the transaction (including the approval of antitrust authorities necessary to complete the merger); the ability to realize the anticipated synergies and benefits of the merger; the risks of pending or future litigation or government investigations; and other risks described from time to time in Watson’s and Andrx’s Securities and Exchange Commission (“SEC”) filings including Watson’s and Andrx’s Annual Report on Form 10-K for the year ended December 31, 2005. Watson and Andrx disclaim any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.

Additional Information about the Transaction and Where to Find It

In connection with the merger, Watson and Andrx intend to file relevant materials with the SEC. In conenction with the merger, on April 28, 2006, Andrx filed a preliminary proxy statement with the SEC. Investors and security holders of Watson and Andrx are urged to read Andrx’s preliminary proxy statement and the definitive proxy statement when it becomes available. The preliminary proxy statement contains, and the definitive proxy statement will contain, important information about Watson, Andrx and the merger. The preliminary proxy statement, the definitive proxy statement (when it becomes available) and other relevant materials (when they become available), and any other documents filed by Watson and Andrx with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Watson by directing a written request to: Watson Pharmaceuticals, Inc. 311 Bonnie Circle, Corona, California 92880, Attention: Investor Relations, or Andrx, 8151 Peters Road, Plantation, Florida 33324, Attention: Investor Relations. Investors and security holders are urged to read the preliminary proxy statement, definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Participants in Solicitation

Watson and Andrx and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Andrx stockholders in favor of the merger. Information regarding Andrx’s directors and executive officers is available in Andrx’s annual report on Form 10-K/A for the year ended December 31, 2005, which was filed with the SEC on May 1, 2006. Information regarding Watson’s directors and executive officers is available in Watson’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 4, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

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